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                                                                      EXHIBIT 23



                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


We consent to the incorporation into the Annual Report on Form 20-F of Sand Technology Inc. (the "Company") for the fiscal year ended July 31, 2002, the Form S-8 Registration Statements for the Sand Technology Inc. 1996 Stock Incentive Plan (Registration No. 333-8538) and the 1996 Stock Option Plan (Registration No. 333-7462), the Form F-2 Registration Statement of Sand Technology Inc. (Registration No. 333-12216) and the Form F-3 Registration Statement of Sand Technology Inc. (Registration No. 333-51014) of our report dated September 20, 2002 (except for Note 13 which is as of October 18, 2002) on the consolidated financial statements of the Company for the fiscal year ended July 31, 2002.






                                             /s/ Deloitte & Touche LLP


January 29, 2003
Montreal, Quebec


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